Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
President and Chief Financial Officer	Vice President
Cynosure, Inc.	Sharon Merrill Associates
(978) 256-4200	(617) 542-5300
TBaker@cynosure.com	CYNO@investorrelations.com

Cynosure Reports Record Quarterly Revenue of $86.3 Million for the Fourth Quarter of 2014

Westford, MA – February 10, 2015 – Cynosure, Inc. (Nasdaq: CYNO), which designs, manufactures and markets medical devices for aesthetic procedures and precision surgical applications worldwide, today reported financial results for the three and 12 months ended December 31, 2014.

Financial Highlights

•	Q4 revenue up 16 percent year-over-year to $86.3 million

•	Q4 GAAP net income of $23.0 million, or $1.05 per diluted share, reflecting the release of income tax valuation allowance

•	Q4 non-GAAP net income of $7.9 million, or $0.36 per diluted share, excluding the release of income tax valuation allowance, acquisition costs and amortization expenses

•	Q4 cash from operations of $22.2 million; $133.4 million in cash and investments at December 31, 2014

•	Full-year 2014 revenue of $292.4 million, up 29 percent

“We capped an outstanding year in 2014 with a solid fourth quarter, driven by record revenues and continued profitability,” said Cynosure Chairman and Chief Executive Officer Michael Davin. “Equally important, we continue to generate strong operating cash flow and strengthen our balance sheet, while at the same time stepping up R&D and marketing investments as we focus on accelerating the pace at which our products are coming to market.”

“For example, we recently submitted, two months ahead of our original schedule, the 510(k) premarket notification to the U.S. Food and Drug Administration for our newest flagship technology, a 1060 nm laser for the non-invasive reduction of fat, with a goal of introducing the product in the second half of 2015,” Davin said. “We have expanded our engineering team and are investing in other product development initiatives. To address growing demand and new markets, we continue to broaden our distribution network, entering 2015 with the largest North American direct field sales force in the Company’s history. To serve physicians in the women’s health market, we are adding a 13-person specialty sales force to market MonaLisa Touch™ in North America.”

Management’s Comments on 2014

“Demand for our flagship picosecond laser, PicoSure®, remains a key driver of our North American laser business, which was up 29 percent in the fourth quarter of 2014 from the fourth quarter of 2013,” Davin said. “PicoSure has become the gold standard for tattoo removal and benign pigmented lesions since its U.S. introduction less than two years ago. Over the past two quarters we have seen increasing orders for PicoSure’s disposable FOCUS lens array, spurred by recent regulatory clearances for the treatment of wrinkles and acne scarring. We expect to introduce a 532 nm wavelength laser delivery system for PicoSure at the annual meeting of the American Academy of Dermatology in March which will be upgradable to the installed base. We also expect to introduce a third wavelength delivery system for PicoSure in the second half of the year. Internationally, our Asian subsidiaries and third-party distributors contributed to our top-line growth in the quarter, partly reflecting the addition of the new radiofrequency surgical assets we acquired from Ellman International in the third quarter.”

“The Ellman transaction is just one of several major accomplishments for Cynosure in 2014, a year of growth, expansion and diversification,” Davin said. “We completed the integration of Palomar Medical Technologies, an acquisition that helped us become one of the world’s premier energy-based aesthetic companies. We secured new international regulatory clearances for certain of our products, including PicoSure and Smartlipo Triplex. We introduced MonaLisa Touch, a carbon dioxide (CO2) laser for the treatment of vaginal atrophy, a condition that affects primarily postmenopausal women, breast cancer survivors and women who have undergone hysterectomies. In addition, we demonstrated continued scientific leadership with 35 clinical research presentations at the American Society for Laser Medicine and Surgery Annual Conference.”

Results for the Three Months Ended December 31, 2014

Total revenues for the fourth quarter of 2014 were $86.3 million, an increase of 16 percent compared with $74.5 million for the fourth quarter of 2013.

Net income for the fourth quarter of 2014 was $23.0 million, or $1.05 per diluted share, compared with net income of $7.3 million, or $0.33 per diluted share, for the fourth quarter of 2013. Net income for the fourth quarter of 2014 included an income tax benefit of $19.6 million, or $0.89 per diluted share, resulting from the release of the income tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, excluding the income tax benefit relating to the release of the income tax valuation allowance, acquisition costs and amortization, fourth-quarter 2014 net income was $7.9 million, or $0.36 per diluted share, compared with non-GAAP net income of $9.2 million, or $0.41 per diluted share, in the same period of 2013.

Cynosure had $133.4 million in cash and investments at December 31, 2014, compared with $113 million at the end of the third quarter of 2014 and $129 million at year-end 2013.

Recent Highlights

•	Submission of 510(k) for Non-Invasive Fat Reduction: Cynosure has submitted to the U.S. Food and Drug Administration a 510(k) application to market its newest flagship product, a 1060 nm laser for the non-invasive reduction of fat. The application is supported by clinical data from approximately 100 patients treated with the device at two U.S. sites.

•	Exclusive Agreement to Market MonaLisa Touch: Cynosure signed an exclusive agreement with El.En. S.p.A. to market and distribute in North America the MonaLisa Touch, a carbon dioxide (CO2) laser for the treatment of vaginal atrophy, a condition that affects primarily postmenopausal women, breast cancer survivors and women who have undergone hysterectomies. Cynosure launched the MonaLisa Touch in January.

•	Favorable Clinical Data: A multi-center trial showed a statistically significant improvement in the vaginal health of women treated with the MonaLisa Touch. The multi-center trial assessed the use of CO2 fractional laser therapy on 30 women with menopause-related symptoms such as dryness, pain, itching, painful urination and painful intercourse. Preliminary trial data was presented in December at the 2014 Pelvic Anatomy and Gynecologic Surgery Symposium.

Business Outlook

“We achieved 29 percent revenue growth and solid profitability in 2014 by successfully executing on our strategy of organic growth, complementary acquisitions and prudent balance sheet management,” Davin said. “Today, we are financially and operationally stronger than at any point in our history. With the rollout of MonaLisa Touch and the planned introduction of our new non-invasive technology for fat removal in the second half of this year, we believe we are well positioned for momentum in 2015 and beyond.”

Fourth-Quarter Financial Results Conference Call

In conjunction with the announcement of its fourth-quarter and year-end 2014 financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Chairman and CEO Michael Davin and Timothy Baker, the Company’s President and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops, manufactures, and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve vaginal health. Cynosure also markets radiofrequency energy sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd: YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, Mexico, France, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s expectations with respect to timing of product launches, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q for the first, second and third quarters of 2014, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenues	$86,262	$74,537	$292,369	$226,010
Cost of revenues	37,410	29,865	127,131	95,730

Gross profit	48,852	44,672	165,238	130,280

Operating expenses
Selling and marketing	25,854	20,149	88,564	64,347
Research and development	5,714	5,123	22,033	17,473
Amortization of intangible assets acquired	795	1,166	2,961	2,114
General and administrative	8,223	9,984	30,420	52,173

Total operating expenses	40,586	36,422	143,978	136,107

Income (loss) from operations	8,266	8,250	21,260	(5,827)

Interest (expense) income, net	(412)	(103)	(1,446)	(23)
Other (expense) income, net	(928)	(5)	(1,476)	313

Income (loss) before income taxes	6,926	8,142	18,338	(5,537)

Income tax (benefit) provision	(16,074)	793	(13,000)	(3,890)

Net income (loss)	$23,000	$7,349	$31,338	$(1,647)

Diluted net income (loss) per share	$1.05	$0.33	$1.41	$(0.09)

Diluted weighted average shares outstanding	21,938	22,565	22,195	19,325

Basic net income (loss) per share	$1.06	$0.33	$1.44	$(0.09)

Basic weighted average shares outstanding	21,599	22,052	21,824	19,325

Condensed Consolidated Balance Sheet

(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$75,131	$93,655
Short-term investments and related financial instruments	32,055	26,633
Accounts receivable, net	42,524	36,587
Inventories	59,318	50,251
Deferred tax asset, current portion	17,228	9,341
Prepaid expenses and other current assets	9,629	6,891

Total current assets	235,885	223,358
Property and equipment, net	34,256	26,445
Long-term marketable securities	26,189	8,804
Goodwill and intangibles, net	159,347	154,416
Other noncurrent assets	2,047	1,678

Total assets	$457,724	$414,701

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$63,282	$50,939
Amounts due to related parties	—	1,268
Deferred revenue	10,971	9,163
Capital lease obligations	137	286

Total current liabilities	74,390	61,656

Capital lease obligations, net of current portion	16,088	14,957
Deferred revenue, net of current portion	809	1,010
Other long-term liabilities	8,325	8,726

Total stockholders’ equity	358,112	328,352

Total liabilities and stockholders’ equity	$457,724	$414,701

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisitions and amortization of intangible assets acquired, as well as unrealized foreign exchange gains or losses for the three and twelve months ended December 31, 2014 and 2013. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs, amortization and foreign exchange costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Gross profit	$48,852	$44,672	$165,238	$130,280

Non-GAAP adjustments to gross profit:

Costs associated with acquisitions and amortization	1,731	150	5,975	3,604

Total Non-GAAP adjustments to gross profit	1,731	150	5,975	3,604

Non-GAAP Gross profit dollars	$50,583	$44,822	$171,213	$133,884

Non-GAAP Gross profit percentage	58.6%	60.1%	58.6%	59.2%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Income (loss) from operations	$8,266	$8,250	$21,260	$(5,827)

Non-GAAP adjustments to income (loss) from operations:

Costs associated with acquisitions and amortization	3,364	4,995	13,682	38,070

Total Non-GAAP adjustments to income (loss) from operations	3,364	4,995	13,682	38,070

Non-GAAP Income from operations	$11,630	$13,245	$34,942	$32,243

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income (loss)	$23,000	$7,349	$31,338	$(1,647)

Non-GAAP adjustments to net income (loss):

Costs associated with acquisitions and amortization	3,364	4,995	13,682	38,070
Unrealized foreign exchange loss (gain)	941	(15)	1,552	(334)
Income tax effect of non-GAAP adjustments	(19,443)	(3,144)	(22,083)	(13,550)

Total Non-GAAP adjustments to net income (loss)	(15,138)	1,836	(6,849)	24,186

Non-GAAP net income	$7,862	$9,185	$24,489	$22,539

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Diluted net income (loss) per share	$1.05	$0.33	$1.41	$(0.09)

Costs associated with acquisitions and amortization	0.15	0.22	0.62	1.91
Unrealized foreign exchange loss (gain)	0.04	(0.00)	0.07	(0.02)
Income tax effect of Non-GAAP adjustments	(0.88)	(0.14)	(1.00)	(0.67)

Total Non-GAAP adjustments to net income (loss)	(0.69)	0.08	(0.31)	1.22

Non-GAAP diluted net income per share	$0.36	$0.41	$1.10	$1.13

Weighted average shares used to compute GAAP diluted net income (loss) per share	21,938	22,565	22,195	19,325

Weighted average shares used to compute Non-GAAP diluted net income per share	21,938	22,565	22,195	19,884